Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126270) of Micrus Endovascular Corporation of our report dated December 6, 2005, relating to the financial statements of Micrus Endovascular UK Limited (formerly Neurologic UK Limited), which appears in the Current Report on Form 8-K/A of Micrus Endovascular Corporation dated December 6, 2005.
/s/ PricewaterhouseCoopers LLP

Sheffield, United Kingdom
June 16, 2006